As Filed With the Securities and Exchange Commission On January 18, 2002
                                           Registration Statement No. 333-15369



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               Convera Corporation
             (Exact name of registrant as specified in its charter)

                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182
     Delaware                    (703) 761-3700                   54-1987541
 (State or other       (Address, including zip code, and       (I.R.S. Employer
 jurisdiction of          telephone number, including           Identification
  incorporation            area code, of registrant's                Number)
 or organization)         principal executive offices)


             Amended and Restated 1996 Employee Stock Purchase Plan
                            (Full title of the plan)

                                   Marc Martin
                  Vice President, General Counsel and Secretary
                               Convera Corporation
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182
                                 (703) 761-3700
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                               Peter DiIorio, Esq.
                       Heller Ehrman White & McAuliffe LLP
                              120 West 45th Street
                            New York, New York 10036
                                 (212) 832-8300


                         CALCULATION OF REGISTRATION FEE

---------------------------------  -----------------  ---------------------------  ------------------------  ----------------
Title of Each Class of Securities      Amount to          Proposed Maximum            Proposed Maximum          Amount of
        to be Registered           be Registered (1)  Offering Price per Share(2)  Aggregate Offering Price  Registration Fee
---------------------------------  -----------------  ---------------------------  ------------------------  ----------------
---------------------------------  -----------------  ---------------------------  ------------------------  ----------------
Class A Common Stock, par value
$.01 per share...............          1,000,000               $4.34                      $4,340,000               $399
---------------------------------  -----------------  ---------------------------  ------------------------  ----------------

(1) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. The average of the high and low prices reported on The Nasdaq National Market System was $4.34 on January 14, 2002.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

         Pursuant to General Instruction E to Form S-8, Convera Corporation (the successor registrant to Excalibur Technologies Corporation), a Delaware corporation (the "Company"), is filing this registration statement to include an additional 1,000,000 shares under the Company's Amended and Restated 1996 Employee Stock Purchase Plan. 250,000 shares were previously registered by the Company's Registration Statement on Form S-8, File No. 333-15369. Pursuant to General Instruction E, the contents of Registration Statement No. 333-15369 are hereby incorporated by reference.


                                     PART II

Item 3.  Incorporation of Documents by Reference

       The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

       1. The Annual Report of the Company on Form 10-K, for the fiscal year ended January 31, 2001;

       2. The Quarterly Reports of the Company on Form 10-Q, for the fiscal quarters ended April 30, 2001, July 31, 2001 and October 31, 2001;

       3. The Current Reports of the Company on Form 8-K dated February 9, 2001, March 5, 2001, July 3, 2001 August 8, 2001, September 21, 2001 and December 5, 2001; and January 7, 2002.

       4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act") on November 21, 2000.

       5. The Company's Amended and Restated 1996 Employee Stock Purchase Plan contained in the Company's Information Statement Schedule 14C filed on December 18, 2001.

       All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

       We will undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into the information that this prospectus incorporates. Requests for such copies should be directed to: Convera Corporation, 1921 Gallows Road, Suite 200, Vienna, Virginia 22182 (telephone number (703) 761-3700), Attention: Investor Relations.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under
Section 145.

         Certificate of Incorporation and Bylaws. The Registrant's Bylaws provide, pursuant to Section 145 of the GCL, for indemnification of officers, directors, employees and agents of the Registrant and persons serving at the request of the Registrant in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the Registrant or such other business organizations. Additionally, the Bylaws provide for such indemnification to continue as to such persons even after they have ceased holding their position with the Registrant.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following exhibits are filed as part of this Registration
Statement:

Exhibit Number       Description
-------              -----------
5.1                  Opinion of Heller Ehrman White & McAuliffe LLP, counsel to the Registrant.
23.1                 Consent of Ernst & Young LLP, Independent Public Accountants.
23.2                 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.
23.3                 Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1).
24.1                 Powers of Attorney (included as part of signature page of this Registration Statement).

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Vienna, Commonwealth of Virginia, on the 18th day of January, 2002.

                                   CONVERA CORPORATION

                                   By  /s/ Patrick C. Condo
                                   --------------------------------------------
                                   Name:  Patrick C. Condo
                                   Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick C. Condo his/her true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                        CAPACITY                                 DATE
             /s/ Patrick C. Condo                 President and Chief Executive Officer    January 18, 2002
--------------------------------------------      (Principal Executive Officer)
             Patrick C. Condo

             /s/ Ronald J. Whittier               Chairman                                 January 18, 2002
--------------------------------------------
             Ronald J. Whittier

             /s/ Christopher M. Mann              Chief Financial Officer                  January 18, 2002
--------------------------------------------      (Principal Financial and
             Christopher M. Mann                  Accounting Officer)

             /s/ Herbert A. Allen                 Director                                 January 18, 2002
--------------------------------------------
             Herbert A. Allen

             /s/ Herbert A. Allen III             Director                                 January 18, 2002
--------------------------------------------
             Herbert A. Allen III

             /s/ Robert A. Burgelman              Director                                 January 18, 2002
--------------------------------------------
             Robert A. Burgelman

             /s/ Stephen P. Greenberg             Director                                 January 18, 2002
--------------------------------------------
             Stephen P. Greenberg

             /s/ Donald R. Keough                 Director                                 January 18, 2002
--------------------------------------------
             Donald R. Keough

                                  EXHIBIT INDEX

Exhibit Number       Description
-------              -----------
5.1                  Opinion of Heller Ehrman White & McAuliffe LLP, counsel to the Registrant.
23.1                 Consent of Ernst & Young LLP, Independent Public Accountants.
23.2                 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.
23.3                 Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1).
24.1                 Powers of Attorney (included as part of signature page of this Registration Statement).

                                                                   EXHIBIT 5.1

                 OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP



                                                     January 18, 2002


Convera Corporation
1921 Gallows Road, Suite 200
Vienna, VA 22182

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Convera Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about January 18, 2002, for the purpose of registering under the Securities Act of 1933, as amended, 1,000,000 shares of its Common Stock, $.01 par value (the "Shares"), issuable pursuant to the Company's employee benefit plan listed on the cover of the Registration Statement (the "Plan").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

             (a) The Certificate of Incorporation of the Company, as amended as of the date hereof;

             (b)  The Bylaws of the Company, as amended as of the date hereof;

             (c) Records of  proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares;

             (d)  The Registration Statement; and

             (e)  The Plan.

         This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares are issued and paid for in accordance with the terms of the Plan; (iii) appropriate stock certificates evidencing the Shares are executed and delivered; (iv) there is a sufficient number of authorized but unissued shares of the Company's Common Stock reserved for issuance when the applicable Shares are offered and sold; and
(v) all applicable securities laws are complied with, it is our opinion that the Shares will be duly authorized and validly issued, and fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Heller Ehrman White & McAuliffe LLP
                                        ---------------------------------------
                                        HELLER EHRMAN WHITE & MCAULIFFE LLP

                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-15369) pertaining to the Amended and Restated 1996 Employee Stock Purchase Plan of Convera Corporation of our report dated March 2, 2001 with respect to the consolidated financial statements of Convera Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2001, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


McLean, Virginia
January 18, 2002

                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Convera Corporation (No. 333-15369) of our report dated March 8, 2000 relating to the financial statements of Excalibur Technologies Corporation and its subsidiaries as of January 31, 2000 and for the years ended January 31, 2000 and 1999, which appears in Convera Corporation's Annual Report on Form 10-K for the year ended January 31, 2001.


/s/ PricewaterhouseCoopers LLP


McLean, Virginia
January 14, 2002